UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Julianne Bruno as Chief Operating Officer

On May 23, 2024, CRISPR Therapeutics AG (the “Company”) announced the promotion of Julianne Bruno, currently the Company’s Senior Vice President and Head of Programs & Portfolio, to be the Company’s Chief Operating Officer effective as of May 23, 2024.

Since March 2023, Ms. Bruno, aged 38, has served as the Company’s Senior Vice President and Head of Programs & Portfolio Management. Ms. Bruno joined the Company in April 2019 and has held several positions with increasing responsibilities, including leading the hemoglobinopathy partnership program with Vertex Pharmaceuticals Incorporated from the early clinical stage to the present day. In addition, Ms. Bruno has also been responsible for overseeing the Company’s immuno-oncology trials and program management function, which spans across all of the program areas (hemoglobinopathies, immuno-oncology, regenerative medicine, in vivo) and partnerships. Before joining the Company in April 2019, Ms. Bruno worked at McKinsey & Company from August 2015 to March 2019 where she was a leader in the biotech practice and served a number of biotechnology companies on a wide range of commercial topics. Ms. Bruno received her M.B.A. from The Wharton School and also holds an A.B. from Princeton University.

Employment Agreement with Ms. Bruno

In connection with Ms. Bruno’s appointment to the position of Chief Operating Officer, the Company’s wholly owned subsidiary, CRISPR Therapeutics, Inc (“CRISPR Inc.”), entered into an Employment Agreement with Ms. Bruno (the “Employment Agreement”), dated May 23, 2024.

Under the Employment Agreement, Ms. Bruno will receive an annual salary of $460,000 and she will be eligible to participate in the Company’s annual bonus program, with a target bonus of 45% of her annual base salary. Ms. Bruno’s bonus for 2024 will be pro-rated to reflect the effective date of her promotion. Ms. Bruno will also be eligible to participate in the Company’s 2018 Stock Option and Incentive Plan, and in connection with her promotion to Chief Operating Officer, she will receive a one-time grant of 20,000 restricted stock units corresponding to an equivalent number of the Company’s common shares (the “RSU Award”). Twenty-five percent of the RSU Award will vest on the first, second, third and fourth anniversary of the grant date of such award, subject, in each case, to Ms. Bruno’s continued service with CRISPR Inc., the Company or any other subsidiary of the Company. Ms. Bruno will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees.

Under the Employment Agreement, in the event CRISPR Inc. terminates her employment without Cause, or Ms. Bruno resigns for Good Reason (both as defined in the Employment Agreement), the terminating party will be required to give six months’ notice (the “Notice Period”). During the Notice Period, Ms. Bruno shall continue to be entitled to all compensation under the Employment Agreement, and all stock options and equity-based awards shall continue to vest from the date notice of termination is given until the last day of the Notice Period. In addition, Ms. Bruno will be entitled to receive a pro-rated bonus for the duration of the Notice Period.

No later than 15 days following the delivery of notice by CRISPR Inc. to Ms. Bruno of a termination without Cause or the delivery of a notice of resignation by Ms. Bruno for Good Reason, Ms. Bruno will be placed on “administrative leave.” During this period of administrative leave, Ms. Bruno may enter into consulting arrangements and accept board positions with other companies and will be allowed to engage in other employment, so long as that employment does not interfere with her obligations under the Employment Agreement. However, Ms. Bruno will continue to be entitled to all compensation under the Employment Agreement through the administrative leave period, which terminates at the end of the Notice Period.

If Ms. Bruno’s employment is terminated by CRISPR Inc. without Cause or by Ms. Bruno for Good Reason, in each case, within 12 months following a Change in Control (as defined in the Employment Agreement), the Notice Period will become 12 months and all equity awards held by Ms. Bruno on such date that the notice of termination or resignation is delivered will vest, or similar other restrictions will expire, and such awards will become exercisable or nonforfeitable, subject to her execution of a release of any claims in favor of CRISPR Inc. However, in the event that CRISPR Inc. determines at the time of the Change in Control, in its sole discretion and in reliance on opinion of counsel, that the acceleration described in the preceding sentence is not permissible under applicable law, all stock options and stock-based awards held by Ms. Bruno as of the date of the Change in Control, shall vest and become exercisable or nonforfeitable as of the date of the Change in Control.

There are no transactions between Ms. Bruno and the Company subject to disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Ms. Bruno and any other persons or entities pursuant to which Ms. Bruno was appointed as officer of the Company. There are no family relationships between Ms. Bruno and any of our directors or executive officers.

The foregoing description of the material terms of Ms. Bruno’s employment arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Employment Agreement, dated May 23, 2024, by and between CRISPR Therapeutics, Inc. and Julianne Bruno

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	May 23, 2024	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer